Exhibit 99.1

May 3, 2021	Edward Vallejo
Vice President, Investor Relations
856-955-4445
edward.vallejo@amwater.com

Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com
AMERICAN WATER REPORTS FIRST QUARTER 2021 RESULTS

AFFIRMS 2021 GUIDANCE RANGE

•First quarter 2021 diluted earnings of $0.73 per share, compared to $0.68 per share in 2020, a 7.4% increase
•2021 earnings guidance range of $4.18 to $4.28 per share affirmed
•Invested $342 million in the first quarter and added approximately 4,500 customer connections year-to-date through closed acquisitions and organic growth; Capital plan remains on track to invest approximately $1.9 billion in 2021
•Entered into an agreement to acquire the wastewater system of the City of York, Pa., which will add more than 45,000 equivalent customer connections, bringing the total customer connections under agreement to more than 86,000
CAMDEN, N.J., May 3, 2021 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended March 31, 2021 of $0.73 per share, compared to $0.68 per share in 2020.
“American Water continues to provide essential services to the communities we serve, and our employees again delivered strong first quarter results of $0.73 per share, compared to 2020 results,” said Walter Lynch, president, and CEO of American Water. “Our results demonstrate that we continue to grow our business through the consistent, disciplined execution of our strategies.”
“As an example of this successful execution, we recently announced what will be the largest municipal acquisition in Pennsylvania American Water’s history. On April 6, we signed an agreement to acquire the wastewater treatment and collection system for the City of York, Pa., which will add an equivalent customer connection total of more than 45,000. To date this year, we have added approximately 4,500 customer connections through organic growth and closed acquisitions. We also have under agreement more than 86,000 customer connections, including the City of York” continued Lynch.

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Consolidated Results
For the three months ended March 31, 2021, earnings per share were $0.73, compared to $0.68 for the same period in 2020. The increase was primarily driven by continued growth in the Regulated Businesses from infrastructure investment, acquisitions, and organic growth. The consolidated results were somewhat offset by increased claims expense in 2021 in the Homeowner Services Group (“HOS”), due in part to the extreme cold weather across parts of the country during the first quarter of 2021.
For the first three months of 2021, the Company made capital investments of approximately $342 million, including $336 million primarily for infrastructure improvements in the Regulated Businesses and $3 million for regulated acquisitions. The Company plans to invest approximately $1.9 billion across its footprint in 2021.
Regulated Businesses
For the first three months of 2021, the Regulated Businesses’ net income was $135 million, compared to $123 million for the same period in 2020.
Regulated revenue increased approximately $35 million from additional authorized revenues from infrastructure investments, acquisitions, and organic growth. Revenue increased $55 million, excluding revenue reductions for the amortization of excess deferred income taxes of $20 million which began in 2021 in two jurisdictions, with a like amount reflected as lower tax expense. The increase in revenue was partially offset by higher O&M expenses of $22 million to support growth in the Regulated Businesses and increased depreciation of $12 million, mainly related to infrastructure investment growth.
To date, the Company has been authorized additional annualized revenues, excluding agreed to reductions for excess accumulated deferred income taxes, of approximately $112 million from general rate cases, with $92 million effective in 2021 and $20 million effective in 2022. In addition, approximately $31 million of additional annualized revenues from infrastructure surcharges has been authorized and are effective in 2021. The Company has general rate cases in progress in three jurisdictions totaling an annualized revenue request of approximately $61 million.
For the 12-month period ended March 31, 2021, the Company’s adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) was 34.1 percent, a decrease from 34.5 percent for the 12-month period ended March 31, 2020.
Market-Based Businesses
In the first quarter of 2021, net income for the Market-Based Businesses was $17 million, compared to $22 million for the same period in 2020. The decrease was largely the result of an increase in claims experience, driven by the extreme cold weather in Texas and Illinois, and a continuation of more stay-at-home activities as experienced throughout most of 2020 due to the COVID-19 Pandemic.
Dividends
On April 28, 2021, the Company’s board of directors declared a quarterly cash dividend payment of $0.6025 per share of common stock, payable on June 1, 2021, to all shareholders of record as of May 11, 2021.
2021 Earnings Guidance
The Company expects its 2021 earnings per share to be in the range of $4.18 to $4.28. The Company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly and current reports filed with the Securities and Exchange Commission (“SEC”).
Non-GAAP Financial Measures
This press release also includes a presentation of adjusted regulated O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses, reductions for the amortization of excess accumulated deferred income taxes, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item constitutes a “non-GAAP financial measure” under SEC rules. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the Company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, any GAAP measure.
Management evaluates its operating performance using this ratio and believes that this non-GAAP financial measure is useful to the Company’s investors because it directly measures improvement in the operating performance and efficiency of the

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Company’s Regulated Businesses. The Company’s adjusted regulated O&M efficiency ratio (i) is not an accounting measure that is based on GAAP; (ii) is not based on a standard, objective industry definition or method of calculation; (iii) may not be comparable to other companies’ operating measures; and (iv) should not be used in place of the GAAP information provided elsewhere in this press release.

Set forth in this release is a table that calculates the Company’s adjusted regulated O&M efficiency ratio and reconciles each of the components used to calculate this ratio to the most directly comparable GAAP financial measure.
First Quarter 2021 Earnings Conference Call
The first quarter 2021 earnings conference call will take place on Tuesday, May 4, 2021, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast through a link on the Company’s Investor Relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The Company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, an audio archive of the call will be available for one year on American Water’s investor relations website at ir.amwater.com/events.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The Company employs approximately 7,000 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 15 million people in 46 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2021 earnings guidance, the outcome of pending acquisition activity, the amount and allocation of projected capital expenditures; the impacts to the Company of the current novel coronavirus (COVID-19) pandemic health event, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates and regulatory responses to the COVID-19 pandemic; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts, impacts of the COVID-19 pandemic, or otherwise; a loss of one or more large industrial or commercial customers due to adverse economic conditions, the COVID-19 pandemic, or other factors; limitations on the availability of the Company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; changes in laws, governmental regulations and policies, including with respect to environmental, health and safety, consumer and data privacy, water quality and water quality accountability, contaminants of emerging concern, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics (including COVID-19) and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the Company’s aging infrastructure, and its ability to appropriately improve the resiliency of, or maintain and replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the Company’s technology

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and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means; the Company’s ability to obtain permits and other approvals for projects and construction of various water and wastewater facilities; changes in the Company’s capital requirements; the Company’s ability to control operating expenses and to achieve operating efficiencies; the intentional or unintentional actions of a third party, including contamination of the Company’s water supplies or the water provided to its customers; the Company’s ability to obtain adequate and cost-effective supplies of equipment (including personal protective equipment), chemicals, electricity, fuel, water and other raw materials; the Company’s ability to successfully meet growth projections for the Regulated Businesses and the Market-Based Businesses, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to acquiring, closing and successfully integrating regulated operations and market-based businesses, entering into contracts and other agreements with, or otherwise obtaining, new customers or partnerships in the Market-Based Businesses, and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of the Company’s operations; the Company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the Company’s ability to maintain safe work sites; the Company’s exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers; changes in general economic, political, business and financial market conditions, including without limitation conditions and collateral consequences associated with the current pandemic health event resulting from COVID-19; access to sufficient debt and/or equity capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; the Company’s ability to comply with affirmative or negative covenants in the current or future indebtedness of the Company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks or other communications by credit rating agencies with respect to the Company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the Company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of benefit plan assets and liabilities that could increase the Company’s cost and funding requirements; changes in federal or state general, income and other tax laws, including (i) future significant tax legislation; (ii) further rules, regulations, interpretations and guidance by the U.S. Department of the Treasury and state or local taxing authorities related to the enactment of the Tax Cuts and Jobs Act; (iii) the availability of, or the Company’s compliance with, the terms of applicable tax credits and tax abatement programs; and (iv) the Company’s ability to utilize its U.S. federal and state income tax net operating loss carryforwards; migration of customers into or out of the Company’s service territories; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the Company’s utility subsidiaries, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the Company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges related to the Company’s goodwill or other assets; labor actions, including work stoppages and strikes; the Company’s ability to retain and attract qualified employees; civil disturbances or terrorist threats or acts, or public apprehension about future disturbances, unrest or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

AWK IR

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended March 31,
	2021	2020
Operating revenues	$888	$844
Operating expenses:
Operation and maintenance	419	383
Depreciation and amortization	157	145
General taxes	83	77
Total operating expenses, net	659	605
Operating income	229	239
Other income (expense):
Interest, net	(98)	(96)
Non-operating benefit costs, net	20	13
Other, net	4	3
Total other income (expense)	(74)	(80)
Income before income taxes	155	159
Provision for income taxes	22	35
Net income attributable to common shareholders	$133	$124

Basic earnings per share:
Net income attributable to common shareholders	$0.73	$0.69
Diluted earnings per share: (a)
Net income attributable to common shareholders	$0.73	$0.68
Weighted-average common shares outstanding:
Basic	181	181
Diluted	182	181
(a)Amounts may not calculate due to rounding.

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31, 2021	December 31, 2020
ASSETS
Property, plant and equipment	$25,934	$25,614
Accumulated depreciation	(6,029)	(5,904)
Property, plant and equipment, net	19,905	19,710
Current assets:
Cash and cash equivalents	69	547
Restricted funds	30	29
Accounts receivable, net of allowance for uncollectible accounts of $67 and $60, respectively	274	321
Unbilled revenues	219	206
Materials and supplies	52	47
Assets held for sale	654	629
Other	168	127
Total current assets	1,466	1,906
Regulatory and other long-term assets:
Regulatory assets	1,127	1,127
Operating lease right-of-use assets	98	95
Goodwill	1,511	1,504
Postretirement benefit assets	167	173
Intangible assets	52	55
Other	199	196
Total regulatory and other long-term assets	3,154	3,150
Total assets	$24,525	$24,766

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31, 2021	December 31, 2020
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 186,727,874 and 186,466,707 shares issued, respectively)	$2	$2
Paid-in-capital	6,757	6,747
Retained earnings	235	102
Accumulated other comprehensive loss	(48)	(49)
Treasury stock, at cost (5,260,064 and 5,168,215 shares, respectively)	(363)	(348)
Total common shareholders' equity	6,583	6,454
Long-term debt	9,325	9,329
Redeemable preferred stock at redemption value	3	4
Total long-term debt	9,328	9,333
Total capitalization	15,911	15,787
Current liabilities:
Short-term debt	1,115	1,282
Current portion of long-term debt	311	329
Accounts payable	134	189
Accrued liabilities	466	591
Accrued taxes	76	50
Accrued interest	98	88
Liabilities related to assets held for sale	80	137
Other	171	215
Total current liabilities	2,451	2,881
Regulatory and other long-term liabilities:
Advances for construction	267	270
Deferred income taxes and investment tax credits	2,223	2,113
Regulatory liabilities	1,736	1,770
Operating lease liabilities	84	81
Accrued pension expense	368	388
Other	83	83
Total regulatory and other long-term liabilities	4,761	4,705
Contributions in aid of construction	1,402	1,393
Commitments and contingencies
Total capitalization and liabilities	$24,525	$24,766

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American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)
In millions

	For the Twelve Months Ended March 31,
(Dollars in millions)	2021	2020
Total operation and maintenance expenses	$1,658	$1,562
Less:
Operation and maintenance expenses—Market-Based Businesses	404	386
Operation and maintenance expenses—Other	(26)	(27)
Total operation and maintenance expenses—Regulated Businesses	1,280	1,203
Less:
Regulated purchased water expenses	152	139
Allocation of non-operation and maintenance expenses	43	31
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,085	$1,033

Total operating revenues	$3,822	$3,640
Less:
Operating revenues—Market-Based Businesses	549	533
Operating revenues—Other	(17)	(22)
Total operating revenues—Regulated Businesses	3,290	3,129
Less:
Regulated purchased water revenues (a)	152	139
Revenue reductions for the amortization of excess accumulated deferred income taxes	(46)	—
Adjusted operating revenues—Regulated Businesses (ii)	$3,184	$2,990

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	34.1%	34.5%
(a)The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

PRESS RELEASE	8	www.amwater.com